Exhibit 24.1

THE LUBRIZOL CORPORATION

POWER OF ATTORNEY

     Each person whose name is signed below has made, constituted and appointed, and does hereby make, constitute and appoint, JAMES L. HAMBRICK, CHARLES P. COOLEY and LESLIE M. REYNOLDS as his or her true and lawful attorney, for him or her and in his or her name, place and stead to affix, as attorney-in-fact, his or her signature as a director or officer or both, as the case may be, of The Lubrizol Corporation (“Lubrizol”) to this Registration Statement on Form S-8, including any and all amendments, post-effective amendments or modifications to such Form S-8, and to file the same, with exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, giving and granting unto such attorney-in-fact full power and authority to do and perform every act and thing whatsoever necessary to be done in connection with any such filing, as fully as he or she might or could do if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

     In witness whereof, this Power of Attorney, which may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall together constitute but one and the same instrument, has been signed as of April 25, 2005.

/s/ James H. Hambrick	Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)
James H. Hambrick

/s/ Charles P. Cooley	Sr. Vice President and Chief Financial Officer
(Principal Financial Officer)
Charles P. Cooley

/s/ W. Scott Emerick	Corporate Controller
(Principal Accounting Officer)
W. Scott Emerick

/s/ Jerald A. Blumberg	Director

Jerald A. Blumberg

/s/ Forest J. Farmer, Sr.	Director

Forest J. Farmer, Sr.

/s/ Gordon D. Harnett	Director

Gordon D. Harnett

/s/ Victoria F. Haynes	Director

Victoria F. Haynes

/s/ William P. Madar	Director

William P. Madar

/s/ Peggy Gordon Miller	Director

Peggy Gordon Miller

/s/ Ronald A. Mitsch	Director

Ronald A. Mitsch

/s/ Dominic J. Pileggi	Director

Dominic J. Pileggi

/s/ Daniel E. Somers	Director

Daniel E. Somers

2